CORPORATE CHARTER

I, Dean Heller, the duly elected and qualified Nevada Secretary of State, do hereby certify that ICS (9614) did on the twentieth day of February, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS THEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this 20th day of February, 1996.

/s/ Dean Heller
    Secretary of State

by
/s/ Marlene McFall
    Certification Clerk

[File stamped as follows: 'Filed in the office of the Secretary of State of the State of Nevada February 20, 1996 No. 3613-96]


                          ARTICLES OF INCORPORATION

                                 OF

                          ICS (9614) INC.


KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a Corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:


ARTICLE I - NAME:  The exact name of this Corporation is:

                   ICS (9614) Inc.


ARTICLE II - RESIDENT AGENT:

     The Resident Agent of the Corporation is Max C. Tanner, Esq., The Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121.

ARTICLE III - DURATION:  The Corporation shall have perpetual existence.


ARTICLE IV - PURPOSES: The purpose, object and nature of the business for which this Corporation is organized are:

     (a)  To engage in any lawful activity;

     (b) To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.


ARTICLE V - POWERS: The powers of the Corporation shall be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the Corporation shall have the following specific powers:

     (a) To elect or appoint officers and agents of the Corporation and to fix their compensation;

     (b) To act as an agent for any individual, association, partnership, corporation or other legal entity;

     (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;

     (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus;

     (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities.


ARTICLE VI - CAPITAL STOCK:

     Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 25,000,000 shares of Common Stock at $.001 par value per share.

     Section 2. Voting Rights of Shareholders. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.

     Section 3. Consideration for Shares. The Common Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular.

     Section 4. Pre-emptive Rights. Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation, shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

     Section 5. Stock Rights and Options. The Corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.


ARTICLE VII - ASSESSMENT OF STOCK: The capital stock of this Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the Corporation.


ARTICLE VIII - DIRECTORS: For the management of the business, and for the conduct of the affairs of the Corporation, and for the future definition, limitation, and regulation of the powers of the Corporation and its directors and shareholders, it is further provided:

     Section 1. Size of Board. The members of the governing board of the Corporation shall be styled directors. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the Corporation. The name and post office address of the directors constituting the first board of directors, which shall be One (1) in number are:

          NAME                               ADDRESS

       Anthony Michael Bigwood          2277 Lawson Avenue
                                   West Vancouver
                                   B.C., Canada V7V 2E3


     Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

     (a) To make, alter, amend, and repeal the By-Laws subject to the power of the shareholders to alter or repeal the By-Laws made by the Board of Directors.

     (b) Subject to the applicable provisions of the ByLaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Shareholders of the Corporation;

     (c) To issue stock of the Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the board of directors without vote or consent of the shareholders and the judgment of the board of directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable.

     (d) To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;

     (e) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition
          of any such earned   surplus;

     (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

     (g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations.

     (h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

     (i) To provide for the reasonable compensation of its own members by By-Law, and to fix the terms and conditions upon which such compensation will be paid;

     (j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

     Section 3. Interested Directors. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.140 are met.


ARTICLE IX - LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS: The personal liability of a director or officer of the corporation to the corporation or the Shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.


ARTICLE X - INDEMNIFICATION: Each director and each officer of the corporation may be indemnified by the corporation as follows:

     (a)  The corporation may indemnify any person who was or is   a party, or
          is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suite or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
          (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     (d) Any indemnification under subsections (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (i)       By the stockholders;

          (ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (iii) If a majority vote of a quorum consisting of directors who were not parties to the act,suit or proceeding so orders,by independent legal counsel in a written opinion; or

          (iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     (e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.



     (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e) may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


ARTICLE XI - PLACE OF MEETING; CORPORATE BOOKS: Subject to the laws of the State of Nevada, the shareholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.


ARTICLE XII - AMENDMENT OF ARTICLES: The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation.


ARTICLE XIII - INCORPORATOR: The name and address of the sole incorporator signing these Articles of Incorporation is as follows:

     NAME                          POST OFFICE ADDRESS

1.   Max C. Tanner            2950 East Flamingo Road, Suite G
                              Las Vegas, Nevada  89121

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 12th day of February, 1996.



                                   /s/ Max C. Tanner
                                      ---------------------
                                       Max C. Tanner


STATE OF NEVADA     )
                    )ss:
COUNTY OF CLARK     )

     On February 12, 1996, personally appeared before me, a Notary Public, Max
C. Tanner, who acknowledged to me that he executed the foregoing Articles of Incorporation for ICS (9614) Inc., a Nevada corporation.


                              /s/ Ronald L. Drake
                                   _____________________________
                                   Notary Public


                                   NOTARY PUBLIC
                                   County of Clark - State of Nevada
                              Ronald L. Drake
                              My appointment expires May 5, 1999

                     CERTIFICATE OF ACCEPTANCE
                  OF APPOINTMENT BY RESIDENT AGENT

IN THE MATTER OF ICS (9614) INC.
     We, The Law Offices of Max C. Tanner, do hereby certify that on the 12th day of February, 1996, we accepted the appointment as Resident Agent of the above-entitled corporation in accordance with Sec. 78.090, NRS 1957.
     Furthermore, that the principal office in this state is located at The Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, City of Las Vegas 89121, County of Clark, State of Nevada.
     IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of February, 1996.
                              THE LAW OFFICES OF MAX C. TANNER


                              By:  /s/Max C. Tanner
                                   Max C. Tanner, Esq.
                                   Resident Agent

FILED in the office of the
Secretary of State of the
STATE OF NEVADA
    MARCH 5, 1996
No. 3614-96
-------------
/s/Dean Heller
   Dean Heller
   Secretary of State


     CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                              of
                           ICS (9614) INC.

     Pursuant to NRS 78.380, the undersigned sole incorporator, Max C. Tanner of ICS (9614) Inc., declares and certifies as follows:

    1. Max C. Tanner is the sole incorporator of ICS (9614) Inc.
   2. The original articles of incorporation of ICS (9614) Inc. were filed on February 20, 1996 with the Nevada Secretary of State.
    3. No partof the capital of ICS (9614) Inc. has been paid.

    The Articles of Incorporation of ICS (9614) Inc. are hereby amended as follows:

     Article I - NAME: The exact name of the Corporation is:

                         Legal Protection Services Inc.

                                       /s/Max C. Tanner
                                     ---------------------
                              Max C. Tanner, sole incorporator
STATE OF NEVADA    )
                   ) ss.
COUNTY OF CLARK    )

    On this 5th day of March, 1996, personally appeared before me, a Notary Public, Max C. Tanner, sole incorporator of the above-mentioned Corporation, who acknowledged that he executed the above instrument.

                                   /s/Ronald L. Drake
                                   -------------------
                                     Signature of Notary
NOTARY PUBLIC
County of Clark - State of Nevada
RONALD L. DRAKE
My appointment expires May 5, 1999
                                        Received
                                        March 5, 1996

FILED in the office of the
Secretary of State of the
STATE OF NEVADA
    July 16, 1997
No. C3613-96
-------------
/s/Dean Heller
   Dean Heller
   Secretary of State


     CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                              FOR
                    LEGAL PROTECTION SERVICES INC.

     Pursuant to NRS 78.380, the undersigned President and Secretary of Legal Protection Services Inc. do hereby certify:

     That the following amendments to the articles of incorporation were approved by the Sole Director of said corporation by written consent in lieu of a special meeting of the Sole Director, dated July 10, 1997, there being 3,418,000 shares authorized to vote and 2,567,000 shares having voted in favor of the amended articles.

1. Name change

     Article I - NAME: The exact name of the Corporation is:

                         Millennium Software, Inc.

2. Change of Authorized Capital

    After giving effect to a one for four (1 for 4) reverse stock split of the common stock, the authorized common stock shall be decreased from 25,000,000 shares, $.001 par value per share to 6,250,000 shares of common stock, $.004 par value per share, which stock split and subsequent decrease in the number of authorized shares shall be effective on July 31, 1997 pending approval from the NASD. Any fractions created by the one for four (1 for 4) reverse stock split, the authorized common stock shall be increased from 6,250,000 shares of common stock, $.004 par value per share to 25,000,000 shares of common stock, $.004 par value per share, also effective on July 31, 1997.

Accordingly,

     Effective July 31, 1997, pending approval from the NASD, Article VI,
Section I, is hereby amended to read as follows:

     Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 25,000,000 shares of common stock, $.004 par value per share, after giving effect to a one for four (1 for 4) reverse stock split and a subsequent increase in the authorized shares of common stock.

This Certificate of Amendment of Articles of Incorporation may be executed in two or more counterparts.

 /s/Anthony M. Bigwood               /s/ Elizabeth J. Bigwood
    --------------------              ---------------------
Anthony M. Bigwood, President     Elizabeth J. Bigwood, Secretary

                        ACKNOWLEDGMENT

PROVINCE OF BRITISH COLUMBIA )
                             ) ss.
CITY OF VANCOUVER            )

    On this 14th day of July, 1997, personally appeared before me, a Notary Public, Anthony M. Bigwood, President of the above-mentioned Corporation, who acknowledged that he executed the Certificate of Amendment of the Articles of Incorporation of Legal Protection Services.

                              /s/ Joy M. Russell
                                   -------------------
                                     Notary Public
JOY M. RUSSELL
NOTARY PUBLIC
#204-2403 Marine Drive
West Vancouver, B.C.
(604) 926-4450 V7V 1L3

My signature and seal are on record with the United States Consulate in Vancouver, British Columbia, Canada.


                        ACKNOWLEDGMENT

PROVINCE OF BRITISH COLUMBIA )
                             ) ss.
CITY OF VANCOUVER            )

    On this 14th day of July, 1997, personally appeared before me, a Notary Public, Elizabeth J. Bigwood, Secretary of the above-mentioned Corporation, who acknowledged that she executed the Certificate of Amendment of the Articles of Incorporation of Legal Protection Services.

                                   /s/ Joy M. Russell
                                   -------------------
                                     Notary Public
JOY M. RUSSELL
NOTARY PUBLIC
#204-2403 Marine Drive
West Vancouver, B.C.
(604) 926-4450 V7V 1L3

My signature and seal are on record with the United States Consulate in Vancouver, British Columbia, Canada.